EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and
Full House Resorts, Inc.
Las Vegas, Nevada
We consent to the incorporation by reference in the registration statement of Full House Resorts, Inc. on Form S-8 (File No. 333-29299) of our report dated March 26, 2008, on the consolidated financial statements of Full House Resorts, Inc. and Subsidiaries as of and for the years ended December 31, 2007 and 2006.
/s/ Piercy Bowler Taylor & Kern
Piercy, Bowler Taylor & Kern,
Certified Public Accountants
Las Vegas, Nevada
March 26, 2008